Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION	For more information, please contact:

Rolf Schwieger, TRX

(404)417-7516

rolf.schwieger@trx.com

TRX NAMES TRIP DAVIS CHAIRMAN OF THE BOARD AND PROMOTES SHANE HAMMOND TO CHIEF EXECUTIVE OFFICER

Management Change Highlights TRX Focus on Hosted Software in Travel Technology and Data Services

ATLANTA – DECEMBER 10, 2008 – TRX, Inc. (NASDAQ: TRXI), a global leader in travel technology and data services, named co-founder Trip Davis as Chairman of the Board and promoted Shane Hammond to President and Chief Executive Officer. Davis will serve as Co-Founder and Chairman, focusing on strategic priorities, industry relations, and product vision. Hammond will serve as President and CEO, running the company and focusing on execution. These roles are effective as of December 11, 2008.

“I am excited about the next chapter for TRX. I believe that now is the right time for Shane to take the reigns as President and CEO. He and I have worked together for six years, and we believe in each other. We are a formidable tandem. He is a no-nonsense leader with the rare combination of keen execution focus, stellar communications skills, and personable management style. In particular, he has a knack for simplifying product development in a client-centric context,” said TRX Co-Founder and Chairman Trip Davis. “Shane is an execution specialist firmly focused on the development and delivery of our hosted software for travel automation and analytics. He is poised to kick the TRX ‘engine’ into a higher gear on numerous fronts – scale, speed, consistency, and profitability. His focus is the heart of our transformation from a labor-intensive outsourcing company for a few, large clients to a more nimble and scalable travel technology and data services leader for many clients.”

A six-year veteran at TRX, Hammond has played a central role in the growth and transformation of TRX. He joined TRX in October 2002 as Client Partner to lead strategic client relationships and was promoted to Vice President, Client Services, in December 2003 and later to Executive Vice President in April 2005. In his role as Executive Vice President, Hammond launched a companywide, qualitative approach to TRX client relationship management and instilled numerous sales and marketing rigors in place today. In January 2007, Hammond was appointed, President, RESX Technologies, and led the overall management, product development, and delivery of TRX online booking, traveler profile management, and peripheral applications on a global basis. Prior to joining TRX in 2002, Hammond held executive positions at Maritz Travel Company and Carlson Wagonlit.

“Trip and I have complementary skill sets, and we are excited to free him up to focus on strategic priorities and industry relations. Trip is a true industry visionary. I am a strong believer in TRX as the global pacesetter and trusted expert in travel technology and data services, and I am honored and thrilled to lead this company,” said TRX President and CEO Shane Hammond. “We have a superb and tenured team, and we have made excellent progress through the clarity of focus on online booking (RESX), reservation processing (CORREX), and data intelligence (TRAVELTRAX and TRX Travel Analytics). I will continue to press hard on execution and simplification, all in the spirit of value for our clients and our shareholders.”

Davis co-founded TRX in December 1999 and has served as the CEO and a Board member for nine years. Over the past three years, he has led the dramatic transformation of the company from a process outsourcing company for a few, large clients to a hosted technology and data services company for many clients: through its IPO in September 2005, sale of its call centers to Tata in February 2006, acquisition of Travel Analytics in August 2006, acquisition of Hi-Mark Software in January 2007, and introduction of the TRAVELTRAX data reporting dashboards in February 2007.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

About TRX

TRX (NASDAQ: TRXI) is a global leader in travel technology and data services. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia.

##